Exhibit 10.13

SPECIFIED EMPLOYEE AMENDMENT TO

ALL NONQUALIFIED DEFERRED COMPENSATION PLANS,

EMPLOYMENT AGREEMENTS, SEVERANCE AGREEMENTS,

CHANGE-IN-CONTROL AGREEMENTS, AND ALL OTHER

ARRANGEMENTS SUBJECT TO SECTION 409A OF THE INTERNAL

REVENUE CODE

As Effective, March 31, 2010

All nonqualified deferred compensation plans, employment agreements, severance agreements, change-in-control agreements, and all other agreements, arrangements or plans (collectively, the “Plans and Arrangements”) which are sponsored by or entered into by PepsiCo, Inc. (the “Company”) or another member of the PepsiCo Organization, and which are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), are hereby amended as set forth below, effective as of March 31, 2010.

1.	The Plans and Arrangements shall apply the following rule of administrative convenience for determining “Specified Employees” or “Key Employees” (whichever term is used by the Plans and Arrangements) for purposes of complying with the six-month payment delay that is required under Section 409A of the Code with respect to such employees:

(a)	For the period that begins on April 1, 2010, and ends on March 31, 2011, an employee shall be a Specified Employee or Key Employee (subject to subparagraph (c) below) if he was classified as at least a Band IV or its equivalent on December 31, 2009. For this purpose, an employee shall be considered to be at least a Band IV or its equivalent as of a date if the employee is classified as one of the following types of employees in the PepsiCo Organization on that date: (i) a Band IV employee or above in a PepsiCo Business, (ii) a Level E7 employee or above in a PBG Business, or (iii) a Salary Grade 19 employee or above at a PAS Business.

(b)	For the twelve-month period that begins on April 1, 2011, and for each twelve-month period that begins on April 1 in subsequent years, an employee shall be a Specified Employee or Key Employee (subject to subparagraph (c) below) if the employee was an employee of the PepsiCo Organization who was classified as Band IV or above on the December 31 that immediately precedes such April 1.

(c)

Notwithstanding the rule of administrative convenience, an employee shall be a Specified Employee or Key Employee for the 12-month period that begins on any April 1, if as of the preceding December 31 the employee would be a specified employee, within the meaning of Treasury Regulation § 1.409A-1(i), or any successor, by applying as of such December 31 the default rules that apply under such regulation for determining the minimum number of a service recipient’s specified employees. If the preceding sentence and the methods for identifying Specified Employees or Key Employees set forth in subparagraph (a) or (b) above, taken together, would result in more than 200 individuals being counted as Specified Employees or Key Employees as of any December 31 determination date, then the number of individuals treated as Specified Employees or Key Employees pursuant to subparagraph (a) or (b), who are not described in the first sentence of this subparagraph (c), shall be reduced to 200 by eliminating from consideration those employees otherwise added by such subparagraph in order of their base compensation, from the lowest base compensation to the highest.

2.	The following definitions apply for purposes of this Amendment:

“PAS Business” means each employer, division of an employer or other organizational subdivision of an employer that the Company classifies as part of the PAS business.

“PBG Business” means each employer, division of an employer or other organizational subdivision of an employer that the Company classifies as part of the PBG business.

“PepsiCo Business” means each employer, division of an employer or other organizational subdivision of an employer that the Company classifies as part of the PepsiCo business.

“PepsiCo Organization” means the controlled group of organizations of which the Company is a part, as defined by Code section 414 and regulations issued thereunder. An entity shall be considered a member of the PepsiCo Organization only during the period it is one of the group of organizations described in the preceding sentence.

3.	The method for identifying Specified Employees or Key Employees set forth in Amendment No. 1 above is intended as alternative method of identifying Specified Employees or Key Employees under Treas. Reg. § 1.409A-1(i)(5), and is adopted herein on a global basis and shall be interpreted and applied consistently with the rules applicable to such alternative arrangements.

PEPSICO, INC.

By:	/s/ Cynthia M. Trudell
Cynthia M. Trudell
Title:	Senior Vice President and Chief Personnel Officer

Date:	3/29/10

APPROVED:

By:	/s/ Christopher J. Bellanca
PepsiCo, Inc. Law Department

AMENDMENT TO ALL EMPLOYMENT-RELATED

AGREEMENTS, PLANS AND OTHER ARRANGEMENTS

Effective as of the Effective Time (as defined in Amendment No. 3 below), all existing and future employment agreements, severance agreements, change-in-control agreements and other agreements, arrangements or plans (collectively, “Arrangements”) entered into or sponsored by PepsiCo, Inc. (the “Company”), including without limitation Arrangements assumed by the Company as a result of the mergers of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc. into Pepsi-Cola Metropolitan Bottling Company, Inc., shall be amended as follows:

1.	For the period that begins on the Effective Time and ends on March 31, 2010, the applicable Arrangement shall identify “Specified Employees” or “Key Employees” (whichever term is used in a particular Agreement in order to comply with the required six-month payment delay to such employees under Section 409A of the Internal Revenue Code (the “Code”)) by combining the lists of Specified Employees or Key Employees of all members of the PepsiCo Organization as in effect immediately prior to the Effective Time. The foregoing method of identifying Specified Employees or Key Employees is intended to comply with Treas. Reg. § 1.409A-1(i)(6)(i), which authorizes the use of an alternative method of identifying specified employees that complies with Treas. Reg. §§ 1.409A-1(i)(5) and -1(i)(8) and Section VII.C.4.d of the Preamble to the Final Regulations under Section 409A of the Code, which permits “service recipients to simply combine the pre-transaction separate lists of specified employees where it is determined that such treatment would be administratively less burdensome.”

2.	For periods beginning on or after April 1, 2010, Specified Employees or Key Employees under any plan or arrangement sponsored by a member of the PepsiCo Organization that is subject to Section 409A of the Code shall be identified in accordance with an alternative method of identifying Specified Employees or Key Employees under Treas. Reg. § 1.409A-1(i)(5) adopted on a global basis by the Company for all such plans and arrangements, or if no such alternative method is adopted, in accordance with the default method for identifying Specified Employees or Key Employees under Treas. Reg. § 1.409A-1(i)(1), (2), (3) and (4).

3.	The following definitions apply for purposes of this Amendment:

“Effective Time” means the earlier of (i) the Effective Time as defined in the Agreement and Plan of Merger dated as of August 3, 2009, among PepsiAmericas, Inc., PepsiCo, Inc., and Pepsi-Cola Metropolitan Bottling Company, Inc., and (ii) the Effective Time as defined in the Agreement and

Plan of Merger dated as of August 3, 2009, among The Pepsi Bottling Group, Inc., PepsiCo, Inc., and Pepsi-Cola Metropolitan Bottling Company, Inc. All Arrangements amended by this Amendment shall also be amended to include a new definition for the term “Effective Time” as defined herein.

“PepsiCo Organization” means the controlled group of organizations of which the Company is a part, as defined by Code section 414 and regulations issued thereunder. An entity shall be considered a member of the PepsiCo Organization only during the period it is one of the group of organizations described in the preceding sentence.

4.	This Amendment shall apply only to those Arrangements that are not separately amended directly by the Company to provide the foregoing.

PEPSICO, INC.

By:	/s/ Cynthia M. Trudell
Cynthia M. Trudell
Title:	Senior Vice President and
Chief Personnel Officer

Date:	2/18/2010

APPROVED:

By:	/s/ Christopher J. Bellanca
PepsiCo, Inc. Law Department